AMENDED AND RESTATED BY-LAWS OF
THE MUNDER @VANTAGE FUND
(Formerly, the Munder @Vantage Trust)
a Delaware Statutory Trust

Effective May 20, 2003
      TABLE OF CONTENTS
      BY-LAWS
      Page
ARTICLE I
Section 1.	Declaration of Trust	1
Section 2.	Definitions	1

ARTICLE II	Offices	1
Section 1.	Principal Office	1
Section 2.	Delaware Office	1
Section 3.	Other Offices	1

ARTICLE III	Meetings of Shareholders	2
Section 1.	Place of Meetings	2
Section 2.	Call of Meetings	2
Section 3.	Notice of Meetings of Shareholders	2
Section 4.	Manner of Giving Notice; Affidavit of Notice	2
Section 5.	Conduct of Metings of Shareholders	3
Section 6.	Adjourned Meeting; Notice	3
Section 7.	Voting	3
Section 8.	Waiver of Notice; Consent of Absent Shareholders	4
Section 9.	Shareholder Action by Written Consent Without a Meeting	4
Section 10.	Record Date for Shareholder Notice, Voting and Giving Consents	4
Section 11.	Proxies	5
Section 12.	Inspectors of Election	6

ARTICLE IV	Trustees	6
Section 1.	Powers	6
Section 2.	Number of Trustees	6
Section 3.	Vacancies	7
Section 4.	Retirement of Trustees	7
Section 5.	Place of Meetings and Meetings by Telephone	7
Section 6.	Regular Meetings	7
Section 7.	Special Meetings	7
Section 8.	Quorum	7
Section 9.	Waiver of Notice	7
Section 10.	Adjournment	8
Section 11.	Notice of Adjournment	8
Section 12.	Action Without a Meeting	8
Section 13.	Fees and Compensation of Trustees	8
Section 14.	Delegation of Power to Other Trustees	8

ARTICLE V	Committees	8

Section 1.	Committees of Trustees	8
Section 2.	Proceedings and Quorum	9
Section 3.	Compensation of Committee Members Procedures and Quorum	9

ARTICLE VI	Officers	9
Section 1.	Officers	9
Section 2.	Election of Officers	9
Section 3.	Subordinate Officers	9
Section 4.	Removal and Resignation of Officers	9
Section 5.	Vacancies in Offices	10
Section 6.	Chairman	10
Section 7.	President	10
Section 8.	Vice Presidents	10
Section 9.	Secretary	10
Section 10.	Treasurer	11

ARTICLE VII		Indemnification of Trustees, Officers, Employees
and Other Agents	11
Section 1.	Agents, Proceedings, Expenses	11
Section 2.	Indemnification of Trustees and Officers	11
Section 3.	Indemnification of Agents	12
Section 4.	Limitations, Settlements	12
Section 5.	Insurance, Rights Not Exclusive	12
Section 6.	Advance of Expenses	12
Section 7.	Fiduciaries of Employee Benefit Plan	13

ARTICLE VIII	Inspection of Records and Reports	13
Section 1.	Inspection by Shareholders	13
Section 2.	Inspection by Trustees	13
Section 3.	Financial Statements	13

ARTICLE IX	General Matters	13
Section 1.	Checks, Drafts, Evidence of Indebtedness	13
Section 2.	Contracts and Instruments; How Executed	14
Section 3.	Fiscal Year	14
Section 4.	Seal	14
Section 5.	Writings	14
Section 6.	Severability	14
Section 7.	Headings	14

ARTICLE X	Amendments	15
AMENDED AND RESTATED BY-LAWS
OF
THE MUNDER @VANTAGE FUND,
(Formerly, the Munder @Vantage Trust)
A DELAWARE STATUTORY TRUST

ARTICLE I
      Section 1.	Declaration of Trust.  These amended and restated
By-Laws
shall be subject to the Declaration of Trust, as from time to time in effect ("Declaration of Trust"), of The Munder @Vantage Fund (formerly, the Munder @Vantage
Trust), a Delaware statutory trust ("Trust").  In the event of any inconsistency
between the terms hereof and the terms of the Declaration of Trust, the terms
of the Declaration of Trust shall control.
      Section 2.	Definitions.  Capitalized terms used herein
and not
herein defined are used as defined in the Declaration of Trust.

ARTICLE II
Offices
      Section 1.	Principal Office.  The principal executive
office of
the Trust shall be 480 Pierce Street, Birmingham, Michigan 48009 until such
 time as the Trustees may change the location of the principal executive office
of the Trust to any other place within or outside the State of Delaware.
      Section 2.	Delaware Office.  The Trustees shall establish a
registered office in the State of Delaware and shall appoint as the Trusts registered agent for service of process in the State of Delaware an individual
who is a resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the Office of the Secretary of the State of Delaware.
      Section 3.	Other Offices.  The Trustees may at any time
establish branch or subordinate offices at any place or places within or outside the State of Delaware as the Trustees may from time to time determine.

ARTICLE III
Meetings of Shareholders
      Section 1.	Place of Meetings.  Meetings of
Shareholders shall
be held at any place designated by the Trustees.  In the
absence of any such
designation, Shareholders meetings shall be held at the
principal executive
office of the Trust.
	Section 2.	Call of Meetings.  There shall be
no annual Shareholders
meetings except as required by law.  Special meetings of
the Shareholders
of the Trust or of any Series or Class may be called at
 any time by the
Trustees or by the President or the Secretary for the
purpose of taking
action upon any matter requiring the vote or authority
of the Shareholders
of the Trust or of any Series or Class as herein
 provided or provided in the
Declaration of Trust or upon any other matter as to
 which such vote or
authority is deemed by the Trustees or the President
to be necessary or
desirable.  Meetings of the Shareholders of the Trust
or of any Series or
Class may be called for any purpose deemed necessary or
desirable upon the
written request of the Shareholders holding at least ten p
ercent (10%) of
the outstanding Shares of the Trust entitled to vote at
 such meeting,
provided that (1) such request shall state the purposes of
 such meeting and
the matters proposed to be acted on, and (2) the Shareholders requesting
such meeting shall have paid to the Trust the reasonably
estimated cost of
preparing and mailing the notice thereof, which the Secretary shall determine
and specify to such Shareholders.  If the Secretary fails for more than thirty
(30) days to call a special meeting, the Trustees or the Shareholders requesting
such a meeting may, in the name of the Secretary, call the meeting by giving the
required notice.  If the meeting is a meeting of Shareholders of any
Series or
Class, but not a meeting of all Shareholders of the Trust, then only a special meeting of Shareholders of such Series or Class need be called
and, in such case, only Shareholders of such Series or Class shall be entitled to notice of and to vote at such meeting.
      Section 3.	Notice of Meetings of Shareholders.  All
notices
of meetings of Shareholders shall be sent or otherwise given to
Shareholders
in accordance with Section 4 of this Article III not less than ten (10) nor
more than ninety (90) days before the date of the meeting.  The notice shall
specify (i) the place, date and hour of the meeting, and (ii)
 the general
nature of the business to be transacted.
      Section 4.	Manner of Giving Notice; Affidavit of
Notice.
Notice of any meeting of Shareholders shall be (i) given either by hand delivery, first-class mail, telegraphic or other written or electronic communication, charges prepaid, and (ii) addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its
transfer agent or given by the Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is not given to
the Trust, notice shall be deemed to have been given if sent to that Shareholder by first-class mail or telegraphic or other written or electronic communication to the Trusts principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is
located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written
communication
or, where notice is given by publication, on the date of publication.
 If any notice
addressed to a Shareholder at the address of that Shareholder appearing on the books
of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly
given without further mailing if such future notices or reports shall be kept available to the Shareholder, upon written demand of the Shareholder, at the principal executive office of the Trust for a period of one year from the date of the giving of the notice. An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained in the minute book of the Trust.

      Section 5.	Conduct of Meetings of Shareholders.
The meetings of
Shareholders shall be presided over by the President, or if he or she is not
present, by the Chairman, or if he or she is not present, by any Vice President,
unless there is an Executive Vice President, or if none of
them is present, then
any officer of the Trust appointed by the President to act on his or her behalf
shall preside over such meetings.  The Secretary, if present, shall act as a
Secretary of such meetings, or if he or she is not present, an Assistant Secretary, if any, shall so act.  If neither the Secretary nor the
Assistant Secretary is
present or, if present, the Secretary is otherwise presiding over the meeting in another capacity, then any such person appointed by the
 Secretary to act
on his or her behalf shall act as Secretary of such meetings.
      Section 6.	Adjourned Meeting; Notice.  Any meeting
of Shareholders,
whether or not a quorum is present, may be adjourned from time to time by the
vote of a majority of the Shares represented at the meeting, either in person or by proxy. Notwithstanding the above, broker non-votes will be excluded from the denominator of the calculation of the number of votes required to approve any proposal to adjourn a meeting. Notice of adjournment of a Shareholders meeting to another time or place need not be given, if such time and place are announced at the meeting at which adjournment is taken and the adjourned meeting is held within a reasonable time after the date set for the original meeting.
 If the adjournment
is for more than sixty (60) days from the date set for the original meeting or a new record date is fixed for the adjourned meeting, notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned
meeting in accordance with the provisions of Sections 3 and 4 of this Article III.
At any adjourned meeting, the Trust may transact any business which might have
been transacted at the original meeting.

      Section 7.	Voting.  The Shareholders entitled to vote
at any meeting of
Shareholders shall be determined in accordance with the provisions of the
Declaration of Trust of the Trust, as in effect as of such time. The Shareholders? vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any Shareholder before the voting has begun. On any matter other than election of Trustees, any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them
against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder's approving vote is with respect to all of the Shares that such Shareholder is entitled to vote on such proposal.

      Section 8.	Waiver of Notice; Consent of Absent
Shareholders.
The transaction of business and any actions taken at a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice provided a quorum is present either in person or by proxy at the meeting of Shareholders and if either before or after the meeting, each Shareholder entitled to vote who was not present in person or by proxy at the meeting of the Shareholders signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Shareholders. Attendance by a Shareholder at a meeting of Shareholders shall also constitute a waiver of notice of that meeting, except if the Shareholder objects at the beginning of the meeting to the transaction of any business because the meeting is not
lawfully called or convened and except that attendance at a meeting of Shareholders is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting of Shareholders if that objection is expressly made at the beginning of the meeting.

      Section 9.	Shareholder Action by Written Consent Without
 a Meeting.
Except as provided in the Declaration of Trust, any action that may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action to be taken is signed by

the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all
Shares entitled to vote on that action were present and voted provided, however,
that the Shareholders receive any necessary Information Statement or other necessary documentation in conformity with the requirements of the Securities
Exchange Act of 1934 or the rules or regulations thereunder. Any such written consent may be executed and given by facsimile or other electronic means. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trusts records. Any Shareholder giving a written consent or the Shareholders proxy holders or a transferee of the Shares or a personal representative of the
Shareholder or their respective proxy holders may revoke the Shareholders written consent by a writing received by the Secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary. If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting.
This notice shall be given in the manner specified in Section 4 of this
Article III.


      Section 10.	Record Date for Shareholder Notice, Voting and
Giving Consents.
      (a)	For purposes of determining the Shareholders entitled to
 vote or act at any
meeting or adjournment or postponement thereof, the Trustees may fix in advance a record date which shall not be more than ninety (90) days nor less than ten (10) days before the date of any such meeting.
Without fixing a record date for a meeting, the Trustees may for voting and notice purposes close the register or transfer books for one or more Series (or Classes) for all or any part of the period between the earliest date on which a record date for such meeting could be set in accordance herewith and the date of such meeting. If the Trustees do not so fix a record
date or close the register or transfer books of the affected Series or

Classes, the record date for determining Shareholders entitled to notice of or to vote at a
meeting of Shareholders shall be the close of business on the business day next preceding the
day on which notice is given or, if notice is waived, at the close of business on the business
day next preceding the day on which the meeting is held.       (b)
The record date for
determining Shareholders entitled to give consent to
 action in writing without a
meeting, (a) when no prior action of the Trustees has
been taken, shall
be the day on which
the first written consent is given, or (b) when prior
action of the Trustees
has been taken,
shall be (i) such date as determined for that purpose
by the Trustees, which
 record date shall
not precede the date upon which the resolution fixing
 it is adopted by the
Trustees and shall not be more than twenty (20) days
 after the date of such
resolution, or
(ii) if no record date is fixed by the Trustees, the
record date shall be the
close of business
on the day on which the Trustees adopt the resolution
relating to that action.
      (c) 	Nothing in this Section shall be construed
as precluding the
Trustees
from
setting different record dates for different Series or Classes. Only Shareholders of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Shares on the books of the Trust after such record date.
Section 11. Proxies. Subject to the provisions of the Declaration of
Trust, Shareholders entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (i) a written instrument authorizing such a proxy to act is executed by the Shareholder or his or her duly authorized
attorney-in-fact and dated not more than eleven (11)
 months before the meeting,
unless the
instrument
specifically provides for a longer period, or (ii) the Trustees adopt an electronic, telephonic, computerized or other alternative to the execution of a written instrument authorizing
the proxy to
act, and such authorization is received not more than eleven (11) months before the meeting. A proxy shall be deemed executed by a
Shareholder
if the
Shareholder's name is placed on the proxy (whether by manual signature, typewriting,
telegraphic
transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact.
A valid proxy
which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Person executing it before the vote
pursuant to that
proxy is taken, (a) by a writing delivered to the Trust
 stating that the proxy is
revoked, or
(b) by a subsequent proxy executed by such Person, or (c) attendance at the meeting and voting in person by the Person executing that proxy, or (d) revocation by such Person using any electronic, telephonic, computerized or other alternative means authorized
by the Trustees
for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy
the Trust receives a specific written
notice to the contrary from any one of the two or more Persons.
 A proxy purporting
to be executed by or on behalf of a
Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment or postponement of a Shareholders meeting.
At every meeting
of Shareholders, unless the voting is
conducted by inspectors, all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the chairman of the meeting. Subject
to the provisions of the Declaration of Trust r these By-Laws, all matters concerning the giving, voting or validity of proxies shall be governed by the General Corporation
Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

      Section 12.  Inspectors of Election.  Before any
meeting of Shareholders,
the Trustees may appoint any persons

other than nominees for office to act as inspectors of
 election at the meeting
or its adjournment or postponement.
If no inspectors of election are so appointed, the Chairman
of the meeting may
appoint inspectors of election at the
meeting.  If any person appointed as inspector fails to
appear or fails or
refuses to act, the Chairman of the meeting
may appoint a person to fill the vacancy.
      These inspectors shall:
(a) 	Determine the number of Shares outstanding and
the voting power of
each, the Shares represented at the meeting,
the existence of a quorum and the authenticity, validity
and effect of proxies;
(b) 	Receive votes, ballots or consents;
(c) 	Hear and determine all challenges and questions
in any way arising in
connection with the right to vote;
(d) 	Count and tabulate all votes or consents;
(e) 	Determine when the polls shall close;
(f) 	Determine the result; and
(g) 	Do any other acts that may be proper to conduct the election or vote
with fairness to all Shareholders.

ARTICLE IV
Trustees
      Section 1.	Powers.  Subject to the applicable provisions
of the
1940 Act, the Declaration of Trust and
these By-Laws relating to action required to be approved by the
 Shareholders,
the business and affairs of the Trust
shall be managed and all powers shall be exercised by or under the direction
of the Trustees.
      Section 2.	Number of Trustees.  The exact number
of Trustees
within the limits specified in the Declaration
of Trust shall be fixed from time to time by a resolution of the Trustees.
      Section 3.	Vacancies.  Vacancies in the
authorized number of
Trustees may be filled as provided in the
Declaration of Trust.
      Section 4.	Retirement of Trustees..  A Trustee
shall retire
as Trustee at the end of the calendar year
in which the Trustee attains the age of 75 years.
      Section 5.	Place of Meetings and Meetings by
Telephone.
All meetings of the Trustees may be held at
any place that has been selected from time to time by the Trustees.
In the
 absence of such a selection, regular
meetings shall be held at the principal executive office of the Trust. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference
telephone or similar communication equipment,
so long as all Trustees participating in the meeting can hear one another
and all such Trustees shall be deemed to be
present in person at the meeting.
      Section 6.	Regular Meetings.  Regular meetings of
 the Trustees
shall be held without call at such time
as shall from time to time be fixed by the Trustees.  Such regular meetings
may be held without notice.
      Section 7.	Special Meetings.  Special meetings of the
Trustees
may be held at any time or place for any
purpose when called by the President, the Secretary or by written request
of two (2) or more of the Trustees.  Notice
of the time and place of special meetings shall be communicated to each
Trustee orally in person or by telephone or
transmitted to him or her by first-class or overnight mail,
 electronic mail,
telegram, telecopy or other electronic
means addressed to each Trustee at that Trustee's address as it is shown on
the records of the Trust, at least one
day before the meeting.  Notice may be provided on the day of the special
meeting by telephone, electronic mail,
telegram, telecopy, or other electronic means, if, under the circumstances,
the party calling the meeting deems more
immediate action to be necessary or appropriate.  Oral notice shall be deemed
to be given when given directly to the
person required to be notified and all other notices shall be deemed to be
given when sent.  The notice need not specify
the purpose of the meeting or the place of the meeting, if the meeting is
to be held at the principal executive office of
the Trust.
      Section 8.	Quorum.  One third (1/3) of the authorized
number
of Trustees shall constitute a quorum for the
transaction of business, except to adjourn as
 provided in Section
10 of
this Article IV.  Every act or decision done or
made by a majority of the Trustees present at a
 meeting duly
 held at
which a quorum is present shall be regarded as the
act of the Trustees, subject to the provisions of the
 Declaration of
Trust.  A meeting at which a quorum is initially
present may continue to transact business
notwithstanding
the withdrawal
of Trustees if any action taken is approved by
at least a majority of the required quorum
for that meeting.
      Section 9.	Waiver of Notice.  Notice of
 any meeting need
not be given to any Trustee who either before or
after the meeting signs a written waiver of notice, a
consent to
holding the meeting, or an approval of the minutes.
The waiver of notice or consent need not specify the
 purpose of
the meeting.  All such waivers, consents, and approvals
shall be filed with the records of the Trust or made a
 part of
the minutes of the meeting.  Notice of a meeting shall
also be deemed given to any Trustee who attends the
 meeting without
protesting, prior to or at its commencement, the
lack of notice to that Trustee.
      Section 10.	Adjournment.  A majority of
the Trustees
present, whether or not constituting a quorum, may
adjourn any meeting to another time and place.
      Section 11.	Notice of Adjournment.
 Notice of the time
and place of holding an adjourned meeting need not
be given unless the meeting is adjourned for more
than forty eight
(48) hours, in which case notice of the time and
place shall be given before the time of the adjourned
 meeting in
the manner specified in Section 7 of this Article IV
to the Trustees who were present at the time of the
adjournment.
      Section 12.	Action Without a Meeting.
 Unless the 1940
Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action
to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the
Trustees then in office. Any such written consent may be executed and given by facsimile or other electronic means.
 Such
written consents shall be filed with the minutes of the

proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the
 Trustees
prompt notice of the taking of such action shall be
 furnished to
each Trustee who did not execute such written consent,
 provided
that the effectiveness of such action shall not be impaired
by any
delay or failure to furnish such notice.
      Section 13.	Fees and Compensation of Trustees.
  Trustees
and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may
 be fixed or determined by resolution of the Trustees.
 This

Section 13 of Article IV shall not be construed to preclude
 any Trustee
from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.
      Section 14.	Delegation of Power to Other Trustees.
 Any
Trustee may, by power of attorney, delegate his or her power for a period not exceeding one (1) month at any one time to any other
Trustee. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee, pursuant to such power of attorney, shall be deemed to be present for purpose of establishing a quorum and satisfying the required majority vote.

ARTICLE V
Committees
      Section 1.	Committees of Trustees.  The Trustees
may by
 resolution designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Trustees.
The number composing such committees and the powers conferred upon the same shall be determined by the vote of a majority
 of the Trustees.  The Trustees may abolish any such

committee at any time in their sole discretion.  Any committee to which
 the Trustees delegate any of their powers shall
maintain records of its meetings and shall report
its actions to the
 Trustees.  The Trustees shall have the power to
 rescind
any action of any committee, but no such rescission
shall have
 retroactive
 effect.  The Trustees shall have the power at any
time to fill vacancies in the committees.  The Trustees may
delegate to
these committees any of its powers, subject to the
limitations of applicable law.  The Trustees may
designate one
or more
Trustees as alternate members of any committee who may
replace any absent member at any meeting of the committee.
      Section 2.	Proceedings and Quorum .
In the absence
of an
appropriate resolution of the Trustees, each committee
may adopt such rules and regulations governing its proceedings, quorum
and manner of acting as it shall deem proper and desirable.
In the event any member of any committee is absent from
 any meeting,
the
members present at the meeting, whether or not they constitute a quorum, may appoint a Trustee to act in the place of
 such absent
 member.
      Section 3.	Compensation of Committee Members.  Each
 committee
 member may receive such  compensation from the Trust for
his or her services and reimbursement for his or her
 expenses as
 may be
fixed from time to time by the Trustees.
ARTICLE VI
Officers
      Section 1.	Officers.  The officers of the Trust
shall be a
President, a Secretary, and a Treasurer.  The Trust may
also have, at the discretion of the Trustees, a Chairman
of the Board
 (Chairman),
one or more Vice Presidents, one or more Assistant
Secretaries, one or more Assistant Treasurers, and such
other officers
 as may be
appointed in accordance with the provisions of
Section 3 of this Article VI.  Any person may hold one or
 more offices
 of the Trust
 except that no one person may serve concurrently
as both President and Secretary.  A person who holds more
 than one office
 in
the Trust may not act in more than one capacity to
execute, acknowledge or verify an instrument required by
 law to be
executed,
acknowledged or verified by more than one officer.
The Chairman, if there be one, shall be a Trustee and may be, but need not be,
a Shareholder; and any other officer may be, but
need not be, a Trustee or Shareholder.
      Section 2.	Election of Officers.  The
 officers of the
Trust, except
such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article
 VI, shall
be chosen by
 the Trustees, and each shall serve at the pleasure of the Trustees, subject to the rights, if any, of an officer under any contract of
 employment.
      Section 3.	Subordinate Officers.
The Trustees may appoint
 and may
empower the President to appoint such other officers
as the business of the Trust may require, each of
whom shall hold
office for such
 period, have such authority and perform such duties
as are provided in these By-Laws or as the Trustees
 may from time to
time determine.
      Section 4.	Removal and Resignation of Officers.
Subject to the rights,
if any, of an officer under any contract of
employment, any officer may be removed, either with or without cause, by a vote of a
 majority of the Trustees then in office and
in attendance, at any regular or special meeting of the Trustees or by the principal
executive officer or by such other officer
upon whom such power of removal may be conferred by the Trustees.
 In addition, any
officer appointed in accordance with the
provisions of Section 3 of this Article may be removed, with or without cause, by
 any officer upon whom such power of removal
shall have been conferred by the Trustees. Any officer may resign at any time by
giving written notice to the Trust.
Any resignation shall take effect at the date of the receipt of that notice or at
 any later time specified in that notice;
and unless otherwise specified in that notice, the acceptance of the resignation
shall not be necessary to make it effective.
Any resignation is without prejudice to the rights, if any, of the Trust under any
 contract to which the officer is a party.
      Section 5.	Vacancies in Offices.  A vacancy in any
 office because of
death, resignation, removal, disqualification
or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.  The President
may make temporary appointments to a vacant office pending action by the Trustees.
      Section 6.	Chairman.  The Chairman, if such an officer
is elected,
shall if present, preside at meetings of the
Trustees, shall be the chief executive officer of the Trust and shall, subject to
the control of the Trustees, have general
supervision, direction and control of the business and the officers of the Trust
and exercise and perform such other powers
and duties as may be from time to time assigned to him or her by the Trustees or
 prescribed by the Declaration of Trust or
these By-Laws.
      Section 7.	President.  Subject to such supervisory powers,
 if any,
as may be given by the Trustees to the Chairman, if there be such an officer, the President shall be the chief operating
officer
of the Trust and shall, subject to the control of the Trustees and the Chairman, have general supervision, direction and control of the business and the officers of the Trust.
He or she shall preside, in the absence of the Chairman or if there be none, at a ll meetings of the Trustees. He or she shall have the general powers and duties of a president of a corporation and shall have such other powers and duties as may be prescribed by the Trustees, the Declaration of Trust or these By-Laws.


      Section 8.	Vice Presidents.  In the absence or
disability of the
President, any Vice President, unless there is an
Executive Vice President, shall perform all the duties of the
 President and
 when so acting shall have all powers of and be subject
to all the restrictions upon the President.  The Executive
 Vice President or
Vice Presidents, whichever the case may be, shall have
such other powers and shall perform such other duties as from time to time may
be prescribed for them respectively by the Trustees
or the President or the Chairman or by these By-Laws.
      Section 9.	Secretary.  The Secretary shall keep
or cause to be
kept at the principal executive office of the Trust,

the office of the Administrator, the office of any
sub-administrator or such
 other place as the Trustees may direct, a book of
minutes of all meetings and actions of Trustees,
committees of Trustees and
 Shareholders with the time and place of holding,
whether regular or special, and if special, how authorized,
the notice given,
the names of those present at Trustees' meetings
or committee meetings, the number of Shares present or
represented at meetings
of Shareholders and the proceedings of the meetings.
      The Secretary shall keep or cause to be kept at
the principal executive
 office of the Trust or at the office of the Trusts
transfer agent or registrar, a share register or a
duplicate share register
showing the names of all Shareholders and their
addresses and the number and classes of Shares held by each.
      The Secretary shall give or cause to be given notice of
 all meetings of
the Shareholders and of the Trustees (or committees
thereof) required to be given by these By-Laws or by
applicable law and shall
have such other powers and perform such other duties
as may be prescribed by the Trustees or by these By-Laws.
      Section 10.	Treasurer.  The Treasurer shall be
 the chief accounting
officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of
 accounts of the properties and business transactions of the Trust and each Series or Class thereof, including accounts of the assets,
liabilities, receipts, disbursements, gains, losses, capital and retained earnings of all Series or Classes thereof.
 The books of account shall at all reasonable times be open to inspection by any Trustee.
      The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees. He or she shall disburse the funds of the Trust as may be ordered by the Trustees, of all of his or her transactions as chief financial officer and of the financial condition of the Trust and shall have other powers
and perform such other duties as may be prescribed by the Trustees or these By-Laws.

ARTICLE VII
Indemnification of Trustees, Officers, Employees and Other
 Agents
      Section 1.	Agents, Proceedings, Expenses.
 For purposes of this
 Article, "agent" means any Person who is, was or
becomes an employee or other agent of the Trust who is not
an officer or Trustee
 of the Trust; "proceeding" means any threatened,
pending or completed claim, action, suit or proceeding,
whether civil, criminal,
 administrative or investigative (including appeals);
and "liabilities" and "expenses" includes, without limitation
, attorneys' fees,
costs, judgments, amounts paid in settlement, fines,
penalties and all other liabilities whatsoever.
      Section 2.	Indemnification of Trustees and Officers.
  Subject to the
 exceptions and limitations contained in
Section 4 of this Article VII, the Trust shall indemnify its Trustees and officers to the fullest extent consistent with state law and the 1940 Act. Without limitation of the foregoing, the Trust shall indemnify each person who was or is a party or is threatened to be made a party to any proceedings, by reason of alleged acts or omissions within the scope of his or her service as a Trustee or officer of the Trust, against judgments, fines, penalties, settlements and reasonable expenses (including attorneys' fees) actually incurred by him or her in connection with such proceeding to the maximum extent consistent with state law and the 1940 Act. The Trust may, to the fullest extent consistent with law, indemnify

each Person who is serving or has served at the request of the
Trust as a
director, officer, partner, trustee, employee,
agent or fiduciary of another domestic or foreign corporation, partnership,
 joint venture, trust, other enterprise or
employee benefit plan ("Other Position") and who was or is a party or is
threatened to be made a party to any proceeding
by reason of alleged acts or omissions while acting within the scope of his
 or her service in such Other Position, against
judgments, fines, settlements and reasonable expenses (including attorneys'
 fees) actually incurred by him or her in
connection with such proceeding to the maximum extent consistent with state
law and the 1940 Act.  The indemnification
and other rights provided by this Article shall continue as to a person who
has ceased to be a Trustee or officer of
the Trust.
      Section 3.	Indemnification of Agents .  Subject to
the exceptions
and limitations contained in Section 4 of
this Article VII, every agent may be indemnified by the Trust to the fullest
extent permitted by law against all liabilities
and against all expenses reasonably incurred or paid
by him or her in
 connection with any proceeding in which he or she becomes
involved as a party or otherwise by virtue of his or
 her being or having
been an agent.
      Section 4.	Limitations, Settlements.
(a) 	No indemnification shall be provided hereunder to a Trustee, officer
or agent who shall have been adjudicated by a
court or body before which the proceeding was brought (i) to be liable to the
 Trust or its Shareholders by reason of willful
misfeasance, bad faith, gross negligence or reckless
disregard of the duties
involved in the conduct of his office (collectively,
 "disabling conduct") or (ii) not to have acted in good faith in the reasonable
belief that his action was in the best interest of
the Trust.
(b) 	With respect to any proceeding disposed of (whether by
 settlement,
pursuant to a consent decree or otherwise) without an
adjudication by the court or other body before which
the proceeding was
brought,
no indemnification shall be provided hereunder
to a Trustee, officer or agent unless there has been a
 dismissal of the
 proceeding
by the court or other body before which it was
brought for insufficiency of evidence of any disabling conduct with which such
Trustee, officer or agent has been charged or a
determination that such Trustee, officer or agent
did not engage in disabling
conduct:
(i) 	by the court or other body before which the proceeding was
brought;
(ii) 	by at least a majority of those Trustees who are neither
Interested
Persons of the Trust nor are parties to the proceeding
based upon a review of readily available facts (as opposed to a full trial-type
inquiry); or
(iii) 	by written opinion of independent legal counsel based
upon a review of
readily available facts (as opposed to a full
trial-type inquiry).
       Section 5.	Insurance, Rights Not Exclusive.
The Trust's financial
obligations arising from the indemnification
provided herein or in the Declaration of Trust (i) may be
insured by policies
 maintained by the Trust on behalf of any Trustee,
officer or agent; (ii) shall be severable; (iii) shall not
be exclusive of or
affect any other rights to which any Trustee,
officer or agent may now or hereafter be entitled; and (iv)
shall inure to the
benefit of the Trustee, officer or agent's heirs,
executors and administrators.
      Section 6.	Advance of Expenses.  Expenses incurred by
 a Trustee,
officer or agent in connection with the defense of
any proceeding may be advanced by the Trust from time to time prior to final
disposition thereof upon receipt of an undertaking
by, or on behalf of, such Trustee, officer or agent that such amount will be
paid over by him or her to the Trust if it is ultimately
determined that he or she is not entitled to indemnification under this Article VII;
provided, however, that (a) such agent shall
have provided appropriate security for such undertaking, (b) the
Trust is insured
against losses arising out of any such advance
payments, or (c) either a majority of the Trustees who are neither
 Interested
Persons of the Trust nor parties to the proceeding,
or independent legal counsel in a written opinion, shall have determined, based
upon a review of the readily available facts (as
opposed to a trial-type inquiry or full investigation), that there is reason to
believe that such Trustee, officer or agent will
be found entitled to indemnification under this Article VII.
      Section 7.	Fiduciaries of Employee Benefit Plan.
This Article does
 not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that persons capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this

Article.  Nothing
contained in this Article shall limit any right

to indemnification to which such a trustee, investment manager,

or other fiduciary
 may be entitled by contract or otherwise,
which shall be enforceable to the extent permitted by applicable law other than
this Article VII.
ARTICLE VIII
Inspection of Records and Reports
      Section 1.	Inspection by Shareholders.
The Trustees shall from time
to time determine whether and to what extent,
and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any Series shall
be open to the inspection of the Shareholders; and no
Shareholder shall have any
 right to inspect any account or book or document
of the Trust except as conferred by law or otherwise by
 the Trustees or by
 resolution of the Shareholders.
      Section 2.	Inspection by Trustees.  Every
Trustee shall have the
 absolute right at any reasonable time to inspect all
books, records, and documents of every kind and the
physical properties of the
Trust.  This inspection by a Trustee may be made in
person or by an agent or attorney and the right of
inspection includes the right
to copy and make extracts of documents.
      Section 3.	Financial Statements.  A copy
of any financial statements
 and any income statement of the Trust for each
semi-annual period of each fiscal year and accompanying
 balance sheet of the Trust
 as of the end of each such period that has been
prepared by the Trust shall be kept on file in the principal executive office of
the Trust for at least twelve (12) months and each
such statement shall be exhibited at all reasonable times to any Shareholder
demanding an examination of any such statement or a copy
shall be mailed to any such Shareholder.  The semi-annual
income statements and
 balance sheets referred to in this section shall be
accompanied by the report, if any, of any independent
accountants engaged by the
Trust or the certificate of an authorized officer
of the Trust that the financial statements were prepared
without audit from the
 books and records of the Trust.
ARTICLE IX
General Matters
      Section 1.	Checks, Drafts, Evidence of Indebtedness.
 All checks,
 drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust

 shall be signed or endorsed in such manner and by
such person or persons as shall be designated from time to
time in accordance
with the resolution of the Board of Trustees.
      Section 2.	Contracts and Instruments; How Executed.  The Trustees,
 except as otherwise provided in these By-Laws, may
authorize any officer or officers, agent or agents, to enter into any contract
or execute any instrument in the name of and on behalf
of the Trust and this authority may be general or confined
to specific instances;
 and unless so authorized or ratified by the Trustees
or within the agency power of an officer, no officer, agent, or employee shall
have any power or authority to bind the Trust by any
contract or engagement or to pledge its credit or to render
 it liable for any
purpose or for any amount.
      Section 3.	Fiscal Year.  The fiscal year of
the Trust and each
Series shall be fixed and refixed or changed from time to
time by the Trustees.
      Section 4.	Seal.  The seal of the Trust shall
 consist of a flat-faced
dye with the name of the Trust cut or engraved
thereon.  However, unless otherwise required by the Trustees, the seal shall not be
 necessary to be placed on, and its absence shall
not impair the validity of, any document, instrument or
other paper
 executed and
delivered by or on behalf of the Trust.
      Section 5.	Writings.  To the fullest extent
permitted
by applicable
laws and regulations:
(a) 	all requirements in these By-Laws that any action be taken
by means of
any writing, including, without limitation, any written
instrument, any written consent or any written agreement,
 shall be
 deemed to be
satisfied by means of any electronic record in such form
that is acceptable to the Trustees; and
(b) 	all requirements in these By-Laws that any writing be
signed shall be
deemed to be satisfied by any electronic signature in such
form that is acceptable to the Trustees.
      Section 6.	Severability.  The provisions of these
 By-Laws are
severable.  If the Trustees determine, with the advice of
counsel, that any provision hereof conflicts with the 1940 Act, the regulated
investment company or other provisions of the Internal
Revenue Code or with other applicable laws and regulations the conflicting
provision shall be deemed never to have constituted a part
of these By-Laws; provided, however, that such determination shall not affect
any of the remaining provisions of these By-Laws or
render invalid or improper any action taken or omitted prior to such determination.
  If any provision hereof shall be held invalid
or unenforceable in any jurisdiction, such invalidity or
 unenforceability shall
 attach only to such provision only in such jurisdiction
and shall not affect any other provision of these By-Laws.
      Section 7. 	Headings.  Headings are placed in
these By-Laws for
convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.

ARTICLE X
Amendments
      Except as otherwise provided by applicable law or by the Declaration of Trust, these By-Laws may be restated, amended, supplemented or repealed by a majority vote of the Trustees, provided that no restatement, amendment, supplement or repeal hereof shall limit the rights to indemnification or insurance provided in Article VII hereof with respect to any acts or omissions of Trustees, officers or agents (as defined in Article VII)
of the Trust prior to such amendment.